Exhibit 5.1

212-373-3000

212-757-3990

September 12, 2022

Driven Brands Holdings Inc.

440 S. Church Street, Suite 700

Charlotte, North Carolina 28202

Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as special counsel to Driven Brands Holdings Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be offered by certain selling stockholders of the Company to be named in a prospectus supplement, which Shares are currently issued and outstanding (the “Existing Shares”) or may be issued and outstanding from time to time after the effectiveness of the Registration Statement (including upon exercise, exchange or conversion of any security in accordance with its terms) (any such Shares, “Future Shares”).

The Shares are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and bylaws, as amended, of the Company, certified by the Company as in effect on the date of this letter and copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the documents reviewed by us and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

With respect to Future Shares, we have assumed that (i) the issuance, sale or number, as the case may be, of Future Shares to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company and its jurisdiction of incorporation, (ii) Future Shares will be duly authorized, issued and delivered by the Company, in each case, against payment by the purchaser at the agreed-upon consideration, and (iii) Future Shares will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. The Existing Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.

2. Upon due authorization by the Company of the issuance and sale of Future Shares, and, if applicable, upon exercise, exchange or conversion of any security in accordance with its terms, such Future Shares will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

VERY TRULY YOURS,

/s/ Paul, Weiss, Rifkind,
Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP